SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

WHEREHOUSE ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WHEREHOUSE ENTERTAINMENT, INC.

19701 Hamilton Avenue
Torrance, California 90502-1334

August 26, 2002

Dear Stockholder:

      We cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Thursday, September 19, 2002 at Wherehouse Entertainment, Inc.’s corporate office located at 19701 Hamilton Avenue, Torrance, California at 9:30 a.m. (local time).

      At the Annual Meeting, you will be asked to vote upon the election of a Board of Directors and the ratification of Deloitte & Touche LLP as the Company’s independent public accountants and auditors for the fiscal year ending January 31, 2003. The Board of Directors recommends that you vote FOR each of these items. We have included a proxy statement that contains more information about these items and the meeting.

      We hope that you will be able to attend the meeting. If so, please let us know by checking the appropriate box on the form of proxy. Whether or not you plan to attend the meeting, please complete, sign, date, and return the enclosed proxy card(s) promptly to ensure that your shares will be represented. If, after returning your proxy card, you wish to attend the meeting and vote your shares personally, you may revoke your proxy.

      Your vote is important. We encourage you to sign and return your proxy card in the enclosed envelope promptly so that your shares will be represented and voted at the meeting even if you cannot attend.

      Thank you for your continued interest in Wherehouse Entertainment, Inc.

Sincerely yours,

ANTONIO C. ALVAREZ, II
Non-Executive Chairman of the Board

      IF YOU CANNOT BE PRESENT AND DESIRE TO HAVE YOUR STOCK VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF WHEREHOUSE ENTERTAINMENT, INC.
PROPOSAL 1 ELECTION OF DIRECTORS
Nominees for Election
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS
MISCELLANEOUS

WHEREHOUSE ENTERTAINMENT, INC.

19701 Hamilton Avenue
Torrance, California 90502-1334

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 19, 2002

To the Stockholders of

Wherehouse Entertainment, Inc.

      The Annual Meeting of Stockholders of Wherehouse Entertainment, Inc. (the “Company”) will be held on Thursday, September 19, 2002 at Wherehouse Entertainment, Inc.’s corporate office located at 19701 Hamilton Avenue, Torrance, California at 9:30 a.m. (local time) for the following purposes:

1. To elect a Board of Directors of the Company, each director to serve until the Company’s Annual Meeting of Stockholders to be held in 2003 and until his or her successor has been duly elected and qualified (Proposal 1);

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants and auditors for the fiscal year ending January 31, 2003 (Proposal 2); and

3. To transact such other business as may properly come before the meeting.

      The Board of Directors fixed August 7, 2002 as the record date for the Annual Meeting. This means that owners of the Company’s Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

CHARLES M. FUERTSCH
Vice President, Treasurer,
General Counsel and Assistant Secretary

Torrance, California

August 26, 2002

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
OF
WHEREHOUSE ENTERTAINMENT, INC.
To Be Held September 19, 2002

       This Proxy Statement is furnished to stockholders of Wherehouse Entertainment, Inc. (the “Company” or “Wherehouse”) by its Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company. The Annual Meeting will be held at the Company’s corporate office located at 19701 Hamilton Avenue, Torrance, California on Thursday, September 19, 2002 at 9:30 a.m. (local time). The Company’s principal executive offices are located at 19701 Hamilton Avenue, Torrance, California 90502 and its telephone number is (310) 965-8300. This Proxy Statement, Notice of Annual Meeting, and the accompanying proxy card(s) are being first mailed to holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), on or about August 26, 2002, and the Company’s Annual Report for the fiscal year ended January 31, 2002 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies by the Company is to be made.

General Information, Voting Rights and Voting Procedures

      The Board of Directors fixed August 7, 2002 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 11,413,324 shares of Common Stock were issued and 11,388,324 were outstanding and entitled to vote at the meeting. Common Stock is the only class of stock of the Company that is outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any stockholder, for purposes related to the Meeting, for a period of ten days prior to the Annual Meeting, at the Company’s corporate offices located at 19701 Hamilton Avenue, Torrance, California 90502.

      Voting by Proxy. Stockholders who own shares registered in different names or at different addresses may receive more than one proxy card. A stockholder who does not plan to attend the meeting must sign and return each of the proxy cards received to ensure that all of the shares owned by such stockholder are represented at the Annual Meeting. Each proxy card that is properly signed and returned to the Company prior to the annual meeting and not revoked will be voted in accordance with the instructions contained therein.

      Revoking Proxies. Any stockholder who gives a proxy may revoke it at any time before it is exercised by delivering to the General Counsel of the Company, either in person or by mail, a written notice of revocation, or by a subsequent proxy executed by the person executing the prior proxy and delivered prior to or presented at the meeting or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

      Authority of Proxy Holders. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote FOR the election of the Board of Directors of the Company and FOR the approval of Deloitte & Touche LLP as the Company’s independent public accountants and auditors for the fiscal year ending January 31, 2003. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) or their substitutes will use their discretion with regard to any other matters that may be properly presented at the meeting or, except as otherwise limited by law, any adjournments or postponements of the meeting and all matters incident to the conduct of the meeting. The Company is not now aware of any such other matters that may come before the meeting.

      Quorum. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Assuming the presence of a quorum, the directors nominated will be elected by a plurality of the votes cast by the stockholders entitled to vote at the meeting. Assuming the presence of a quorum, the approval of the appointment of Deloitte & Touche LLP as the Company’s independent accountants and auditors will require a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote at the meeting.

      Abstentions; Broker Nonvotes. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors of election for the meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes, but will not be counted as represented at the meeting in determining the number of shares necessary for approval of that matter. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on a proposal.

      Unmarked Proxies. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors and ratification of the appointment of Deloitte & Touche LLP, and any other proposals properly brought before the Annual Meeting, as indicated in the accompanying proxy card.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

      The Board of Directors of the Company is comprised of five members.

Recommendation of the Board of Directors Concerning the Election of Directors

      The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below to hold office until the Company’s next Annual Meeting of Stockholders and until his successor is duly elected and qualified. Unless authority to do so is withheld, the persons named in the enclosed proxy card(s) (or their substitutes) will vote the shares represented thereby FOR the election of each of the nominees listed below, all of whom are currently members of your Board of Directors. If at the time of the Annual Meeting any nominee becomes unavailable or is unable to serve as a director, which is not anticipated, the persons named as proxies (or their substitutes) will have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Nominees for Election

		Age at
		August 26,	Year
Name	Position	2002	First Elected

Antonio C. Alvarez, II	Non-Executive Chairman of the Board and Director	54	1997
Robert C. Davenport	Director	36	1996
Jerry M. Comstock, Jr.	Chief Executive Officer and Director	49	n/a (1)
Joseph B. Smith	Director	74	1997
Joseph J. Radecki, Jr.	Director	44	1997

(1)	Mr. Comstock was appointed by the Board on June 13, 2002 to serve as Director filling the vacancy created by the resignation of Jonathan Gallen. Mr. Gallen was a Director from January 30, 1997 until his resignation June 13, 2002.

      Antonio C. Alvarez, II, Non-Executive Chairman of the Board. Mr. Alvarez commenced serving as Chairman of the Board and Chief Executive Officer of Wherehouse on January 30, 1997 and served as the Company’s Chief Executive Officer until October 2001. Effective October 15, 2001, pursuant to an amendment to the Management Services Agreement, described below, Mr. Alvarez is currently Non-Executive Chairman of the Board of Wherehouse. Mr. Alvarez is a Founding Managing Director of Alvarez & Marsal, Inc., a New York based management consulting company (“A&M”). Mr. Alvarez also serves as Chief Executive Officer of The Warnaco Group, Inc., a manufacturer of apparel, fragrances and accessories, headquartered in New York. Mr. Alvarez’s experience includes acting as adviser to the bank lenders to Camelot Music, Inc., a mall-based music retailer with over 300 stores. Mr. Alvarez served as Phar-Mor, Inc.’s President and Chief Operating Officer from September 1992 through February 1993, as acting Chief Financial Officer from August 1992 to December 1992, and as Chief Executive Officer from February 1993 through Phar-Mor’s emergence from Chapter 11 bankruptcy in October 1995. Mr. Alvarez serves as the Non-Executive Chairman of the Board of Wherehouse pursuant to a Management Services Agreement, dated as of January 31, 1997, as amended February 1, 1998, April 30, 1998, May 13, 1999, April 13, 2000, and April 25, 2002 (the “Management Services Agreement”), among Wherehouse, A&M, Antonio C. Alvarez, II, the Support Employees described therein, A&M #3, and Cerberus Partners, L.P.

      Robert C. Davenport, Director since November 15, 1996. Mr. Davenport is a Managing Director of Cerberus Capital Management, L.P., a New York based investment fund management firm, a position he has held since February 1996. From March 1994 until February 1996, he was a private investor. From 1990 through 1994, he was with Vestar Capital Partners, Inc. (“Vestar”), an investment fund, where he served as a vice president. Prior to joining Vestar in 1990, Mr. Davenport was an analyst in the Mergers and Acquisitions Group at Drexel Burnham Lambert in New York.

      Jerry M. Comstock, Jr., Chief Executive Officer and Director since June 13, 2002. Mr. Comstock joined Wherehouse as Chief Executive Officer in June 2002 and was appointed by the Board to serve as Director filling the vacancy on the Board created by the resignation of Jonathan Gallen on June 13, 2002. From March 1998 through May 2002, Mr. Comstock was with the Metromedia Restaurant Group where he served as President of the Bennigan’s Restaurant chain. Prior to joining Metromedia, Mr. Comstock was a Group Vice President for Auto Nation from September 1996 through February 1998. Mr. Comstock served in a number of executive positions with Blockbuster Entertainment Group from January 1992 through August 1996. He first served as Vice President of Blockbuster Video, where he was responsible for operations throughout the Midwest and Canada, and later as President of Blockbuster Music. Mr. Comstock served as Vice President of various divisions of National Convenience Stores prior to his association with Blockbuster.

      Joseph B. Smith, Director since January 30, 1997. Mr. Smith is currently the Chairman of Unison Productions, a consulting and production company, a position he has held since April 1994. Mr. Smith served as President and Chief Executive Officer of Capitol Industries-EMI Music, Inc. from 1987 until 1993. Mr. Smith also serves as a director of Westwood One, Inc.

      Joseph J. Radecki, Jr., Director since February 20, 1997. Mr. Radecki is a Managing Director of CIBC World Markets Corp., an investment bank. From 1990 to 1998, Mr. Radecki was an Executive Vice President and Director of Financial Restructurings of Jefferies & Company, Inc. From 1983 until 1990, Mr. Radecki was First Vice President in the International Capital Markets Group at Drexel Burnham Lambert, Inc., where he specialized in financial restructurings and recapitalizations. Mr. Radecki has also served as a member of the Board of Directors of Service America Corporation, American Rice, Inc., Bucyrus International, Inc. and ECO-Net and currently serves as a director of RBX Group, Inc.

Meetings and Compensation of Directors

      During the fiscal year ended January 31, 2002, there were six meetings of the Board of Directors. The Board of Directors also acted by unanimous written consent in lieu of a special meeting on two occasions. All of the current directors participated in all meetings, except Mr. Comstock who did not become a director until June 13, 2002.

      Cash Compensation of Directors. Two non-employee members of the Board of Directors, Messrs. Radecki and Smith, each received a fee of $5,000 per attended meeting for his services and was reimbursed for reasonable expenses incurred in connection with attending such meetings. Messrs. Alvarez, Gallen, and Davenport were not paid any compensation for their services as directors.

Committees of the Board of Directors

      There are three standing committees of the Board of Directors of the Company: the Audit Committee, the Compensation Committee, and the 162(m) Committee. The Board of Directors of the Company does not have a nominating committee.

      Audit Committee. Messrs. Radecki and Davenport, neither of whom is a current or former officer or employee of the Company, are the current members of the Audit Committee. The Board of Directors adopted a written charter for the Audit Committee, which was attached to the 2001 Proxy Statement. The Audit Committee is responsible for monitoring and reviewing accounting methods, internal accounting procedures and controls, and audit plans adopted by the Company. The Audit Committee recommends to the Board of Directors the engagement of Company’s independent auditors and monitors the scope and results of the Company’s audits, the internal accounting controls of the Company, and the audit practices and professional services furnished by the Company’s independent auditors. The Audit Committee, which was established in April 1997, held four meetings during the fiscal year ended January 31, 2002. Messrs. Radecki and Davenport attended all of the meetings.

      Compensation Committee. Messrs. Davenport, Radecki and Smith, none of whom is a current or former officer or employee of the Company, are the current members of the Compensation Committee. The Compensation Committee is responsible for reviewing and approving, or recommending for approval by the full Board of Directors, all compensation arrangements for the executive officers of the Company. The Compensation Committee’s goal is to ensure that the executive officers and key management personnel of the Company are effectively compensated with salaries, supplemental compensation and benefits that are equitable and competitive. The Compensation Committee, which was established in April 1997, held three meetings during the fiscal year ended January 31, 2002. All members of the Compensation Committee attended all meetings.

      162(m) Committee. Messrs. Davenport and Smith, neither of whom is a current or former officer or employee of the Company, are the current members of the 162(m) Committee. The 162(m) Committee is responsible for administering the Company’s 1998 Stock Incentive Plan (which was approved by the Company’s stockholders at the 1998 Annual Meeting) with respect to persons whose compensation is subject to Section 162(m) of the Internal Revenue Code and persons whom the Compensation Committee identifies as potentially subject to Section 162(m). For these persons, the 162(m) Committee establishes performance-based goals for granting awards under the 1998 Stock Incentive Plan and certifies whether or not these goals have been met. The 162(m) Committee was established in March 1999.

EXECUTIVE OFFICERS

      The current executive officers of the Company, each of whom serves in the indicated capacities at the pleasure of the Board and the Company’s Non-Executive Chairman who served as the Company’s former Chief Executive Officer, are as follows:

		Age at
		August 26,
Name	Position	2002

Antonio C. Alvarez, II	Non-Executive Chairman of the Board	54
Jerry M. Comstock, Jr.	Chief Executive Officer and Director	49
Larry C. Gaines	President and Chief Operating Officer	54
Mark A. Velarde	Interim Chief Financial Officer and Chief Administrative Officer	46
Lewis S. Garrett	Executive Vice President and General Merchandise Manager	52
Barbara C. Brown	Senior Vice President, Store Operations	50

      Antonio C. Alvarez, II, Non-Executive Chairman of the Board. Mr. Alvarez commenced serving as Chairman of the Board and Chief Executive Officer of Wherehouse on January 30, 1997. Effective October 15, 2001, pursuant to an amendment to the Management Services Agreement, described below, Mr. Alvarez resigned as Chief Executive Officer and become the Non-Executive Chairman of the Board of Wherehouse. Mr. Alvarez is a Founding Managing Director of Alvarez & Marsal, Inc., a New York based management consulting company (“A&M”). Mr. Alvarez also serves as Chief Executive Officer of The Warnaco Group, Inc., a manufacturer of apparel, fragrances and accessories, headquartered in New York. Mr. Alvarez’s experience includes acting as adviser to the bank lenders to Camelot Music, Inc., a mall-based music retailer with over 300 stores. Mr. Alvarez served as Phar-Mor, Inc.’s President and Chief Operating Officer from September 1992 through February 1993, as acting Chief Financial Officer from August 1992 to December 1992, and as Chief Executive Officer from February 1993 through Phar-Mor’s emergence from Chapter 11 bankruptcy in October 1995. Mr. Alvarez serves as the Non-Executive Chairman of the Board and Director of Wherehouse pursuant to a Management Services Agreement, dated as of January 31, 1997, as amended February 1, 1998, April 30, 1998, May 13, 1999, April 13, 2000, and April 25, 2002 (the “Management Services Agreement”), among Wherehouse, A&M, Antonio C. Alvarez, II, A&M #3, and Cerberus Partners, L.P.

      Jerry M. Comstock, Jr., Chief Executive Officer. Mr. Comstock joined Wherehouse as Chief Executive Officer in June 2002 and was appointed by the Board to serve as Director filling the vacancy on the Board created by the resignation of Jonathan Gallen on June 13, 2002. From March 1998 through May 2002, Mr. Comstock was with the Metromedia Restaurant Group where he served as President of the Bennigan’s Restaurant chain. Prior to joining Metromedia, Mr. Comstock was a Group Vice President for Auto Nation from September 1996 through February 1998. Mr. Comstock served in a number of executive positions with Blockbuster Entertainment Group from January 1992 through August 1996. He first served as Vice President of Blockbuster Video, where he was responsible for operations throughout the Midwest and Canada, and later as President of Blockbuster Music. Mr. Comstock served as Vice President of various divisions of National Convenience Stores prior to his association with Blockbuster.

      Larry C. Gaines, President and Chief Operating Officer. Mr. Gaines commenced serving as President and Chief Operating Officer in May 2001. Mr. Gaines joined Wherehouse in October 1998 with the acquisition of Blockbuster Music. He was appointed Executive Vice President and Chief Operating Officer of Wherehouse in March 1999 and since January 2000 has served as Executive Vice President, Advertising, Marketing and Merchandising. From January 1998 through October 1998, Mr. Gaines served as President of Blockbuster Music. From 1981 through 1997, Mr. Gaines was with the Musicland Group, serving in several senior management positions, most recently as President of Media Play, a 90-store, big box, full media chain. Previously, he was with Cole National Corporation. Mr. Gaines is a member of the board of directors for the National Association of Recording Merchants (NARM).

      Mark A. Velarde, Interim Chief Financial Officer and Chief Administrative Officer. On October 1, 1999, Mr. Velarde commenced serving as Executive Vice President, Chief Financial Officer and Assistant Secretary of Wherehouse and, in May 2001, was also appointed Chief Administrative Officer. Effective July 31, 2002, Mr. Velarde resigned as Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Assistant Secretary and became the Interim Chief Financial Officer and Chief Administrative Officer of Wherehouse under the terms of an agreement between A&M and Wherehouse. Mr. Velarde is a managing director of Alvarez & Marsal, Inc., which he joined in 1992. Mr. Velarde served as Chief Financial Officer and later Chief Operating Officer, of Telegroup, Inc., a publicly traded telecommunications company during its Chapter 11 reorganization from 1998 to 1999. From 1994 to 1998, he served in the capacities of Chief Financial Officer and Acting Chief Operating Officer of Anthony Manufacturing Company, Inc., a privately held manufacturer of commercial refrigeration components. During 1992 and 1993, Mr. Velarde was Acting Chief Executive Officer of Affiliated Medical Enterprises, a debtor-in-possession, which owned and operated a chain of acute care hospitals. From 1988 to 1992, he was cofounder and Executive Vice President of HVK, Inc., a California-based real estate consulting and investment advisory firm. Prior to HVK, he was Senior Vice President — Acquisitions of the pension fund advisory arm of First Interstate Bancorp, where he worked in acquisitions for 5 years.

      Lewis S. Garrett, Executive Vice President and General Merchandise Manager. Mr. Garrett joined Wherehouse as Executive Vice President and General Merchandise Manager in July 2002. Mr. Garrett served as President at Valley Media, Inc. from June, 2001 until July, 2002. From 1975 to 1999, Mr. Garrett served as Vice President, Buying and Merchandising at Camelot Music.

      Barbara C. Brown, Senior Vice President, Store Operations. Ms. Brown joined Old Wherehouse in 1973. She became Vice President, Sales and Operations and in 1986, was promoted to Senior Vice President in 1991. Prior to 1986, Ms. Brown served in a variety of store operations positions including Store Manager, District Manager, Assistant Vice President, Store Operations, and Associate Vice President, Store Operations.

EXECUTIVE COMPENSATION

      The following table sets forth, for Fiscal 2002, certain compensation awarded, paid to, or earned by the Company’s current Chief Executive Officer, the former Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”). All cash compensation with respect to Antonio C. Alvarez, II was paid to A&M, a consulting firm of which Antonio C. Alvarez, II is a principal.

Summary Compensation Table

					Long Term
					Compensation
					Awards
		Annual Compensation
	Fiscal				Securities
	Year			Other Annual	Underlying	All Other
	Ended	Salary	Bonus	Compensation	Options	Compensation
Name & Principal Position	January 31,	($)	($)	($)(1)	(#)	($)

Antonio C. Alvarez, II	2002	—	—	330,000(2)	—	36,356	(3)
Non-Executive	2001	—	—	600,000(2)	—	48,748	(4)
Chairman of the Board	2000	—	—	600,000(2)	—	—
Jerry M. Comstock, Jr.	2002	— (5)	—	—	—	—
Chief Executive Officer	2001	—	—	—	—	—
	2000	—	—	—	—	—
Larry C. Gaines	2002	315,146	—	—	—	16,319	(6)
President and Chief	2001	286,139	10,807	—	—	11,077	(7)
Operating Officer	2000	280,000	112,000	—	50,000	3,796	(8)
Mark A. Velarde(9)	2002	274,862	—	—	—	30,074	(10)
Interim Chief Financial	2001	227,219	3,722	—	50,000	22,674	(11)
Officer and Chief
Administrative Officer	2000	—	—	—	—	—
Barbara C. Brown	2002	177,556	—	—	—	21,396	(12)
Senior Vice President,	2001	183,946	8,090	—	—	21,968	(13)
Store Operations	2000	178,654	54,000	—	—	22,575	(14)
Mehdi Mahdavi	2002	141,616	25,000	—	—	16,557	(15)
Vice President and	2001	136,961	28,500	—	—	16,273	(16)
Controller	2000	125,224	25,500	—	—	12,213	(17)

(1)	In accordance with Commission rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company, and certain perquisites and other personal benefits received by the Named Executive Officers that do not in the aggregate exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)	Mr. Alvarez commenced serving as Chairman of the Board and Chief Executive Officer of Wherehouse in January, 1997 pursuant to the Management Services Agreement dated as of January 31, 1997. He currently serves as Non-Executive Chairman of the Board. The present term of the Management Services Agreement will expire on October 14, 2002 pursuant to an extension and amendment thereof dated as of April 25, 2002.

(3)	Includes $1,256 paid on behalf of Mr. Alvarez and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $5,400 automobile allowance and $29,700 for reimbursement of certain expenses as provided for under the terms of the Management Services Agreement.

(4)	Includes $1,948 paid on behalf of Mr. Alvarez and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance and $39,600 for reimbursement of certain expenses as provided for under the terms of the Management Services Agreement.

(5)	Mr. Comstock joined Wherehouse as Chief Executive Officer in June 2002.

(6)	Includes $4,453 paid on behalf of Mr. Gaines and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance, $468 of premiums paid for term life insurance and $4,198 for matching contributions to the Company’s 401(k) plan.

(7)	Includes $1,895 paid on behalf of Mr. Gaines and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance, $651 of premiums paid for term life insurance and $1,331 for matching contributions to the Company’s 401(k) plan.

(8)	Includes $673 paid on behalf of Mr. Gaines and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $2,492 automobile allowance and $631 of premiums paid for term life insurance.

(9)	Mr. Velarde resigned the position of Executive Vice President, Chief Financial Officer and Chief Administrative Officer on July 31, 2002 and commenced serving as Interim Chief Financial Officer and Chief Administrative Officer of the Company under the terms of an agreement between A&M and the Company.

(10)	Includes $18,153 paid on behalf of Mr. Velarde and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,250 automobile allowance, $432 of premiums paid for term life insurance, and $4,239 for matching contributions to the Company’s 401(k) plan.

(11)	Includes $13,782 paid on behalf of Mr. Velarde and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance, $222 of premiums paid for term life insurance, and $1,470 for matching contributions to the Company’s 401(k) plan.

(12)	Includes $3,013 paid on behalf of Ms. Brown and her family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance, $7,428 of premiums paid for term life insurance and $3,755 for matching contributions to the Company’s 401(k) plan.

(13)	Includes $3,467 paid on behalf of Ms. Brown and her family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance, $7,353 of premiums paid for term life insurance and $3,948 for matching contributions to the Company’s 401(k) plan.

(14)	Includes $4,415 paid on behalf of Ms. Brown and her family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance, $7,387 of premiums paid for term life insurance and $3,573 for matching contributions to the Company’s 401(k) plan.

(15)	Includes $6,315 paid on behalf of Mr. Mahdavi and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance, $207 of premiums paid for term life insurance and $2,835 for matching contributions to the Company’s 401(k) plan.

(16)	Includes $6,134 paid on behalf of Mr. Mahdavi and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance, $191 of premiums paid for term life insurance and $2,748 for matching contributions to the Company’s 401(k) plan.

(17)	Includes $2,271 paid on behalf of Mr. Mahdavi and his family for medical expenses not covered by the Company’s group medical insurance plan. Also included are a $7,200 automobile allowance, $185 of premiums paid for term life insurance and $2,557 for matching contributions to the Company’s 401(k) plan.

Stock Options

      In connection with the Management Services Agreement and consummation of the Reorganization Plan (as defined in the Company’s Form 10-K for the fiscal year ended January 31, 2002, Item 1. Business — Reorganization Under Chapter 11), Wherehouse entered into the Option Agreement (amended on April 30, 1998 to conform the agreement to the intention of the parties, and on June 27, 2000 and April 25, 2002 to extend the expiration date) with A&M #3, an affiliate of A&M, of which Antonio C. Alvarez, II is a principal. The Option Agreement provides for the grant to A&M #3 of options (the “A&M #3 Options”) representing in the aggregate the right to purchase 10% of (i) the shares of Common Stock issued under the Reorganization Plan, (ii) certain shares purchased by A&M #3, and (iii) the shares underlying these options. The A&M #3 Options vested monthly in equal installments through October 31, 1998, and all unexercised A&M #3 Options expire on January 31, 2005, subject to prior termination as set forth in the Management Services Agreement. The exact number of shares underlying these options and the exercise prices will depend on the final resolution of claims under the Reorganization Plan. The Option Agreement provides that such adjustments will be made periodically as deemed practicable. An interim adjustment was made on December 10, 1998 to reflect the resolution of claims as of September 30, 1998. After such adjustment, the A&M #3 Options consisted of (i) options to acquire 399,717 shares at an exercise price of $8.80, (ii) options to acquire 399,717 shares at an exercise price of $10.66, and (iii) options to acquire 399,717 shares at an exercise price of $12.97. The Company presently estimates that after all adjustments, the A&M #3 Options will consist of (i) options to acquire 407,667 shares at an exercise price of $8.63 per share, (ii) options to acquire 407,667 shares at an exercise price of $10.45 per share, and (iii) options to acquire 407,667 shares at an exercise price of $12.72 per share.

      On April 7, 1998 and on September 18 and 22, 1998, the Company’s Compensation Committee granted, and the Board of Directors approved grants of Nonqualified Stock Options under the Wherehouse 1998 Stock Incentive Plan for a total of 339,500 shares of Common Stock. Additional grants of Non-Qualified Stock Options totaling 197,000 and 254,500 were made during Fiscal 2001 and Fiscal 2000, respectively. On April 13, 2000, the Board of Directors authorized the granting of an additional 264,500 options. No grants of Non-Qualified Stock Options were made in Fiscal 2002. As of August 7, 2002, net of forfeitures, there were 347,000 options outstanding under the Wherehouse 1998 Stock Incentive Plan.

      On August 7, 2001 the Board approved the 2001 Stock Incentive Plan (as amended, the “2001 Stock Incentive Plan”). Similar to the 1998 Stock Incentive Plan, the 2001 Stock Incentive Plan authorizes the grant of incentive and non-qualified stock options and stock appreciation rights (“SARs”) to employees, officers and directors at the discretion of the Board of Directors. Generally speaking, an option or SAR granted under the 2001 Stock Incentive Plan will expire not more than 10 years after the date of grant. Under the provisions of the 2001 Stock Incentive Plan, the Compensation Committee of the Board of Directors determines the applicable vesting schedule for each Award, subject to any minimum vesting requirements. The maximum number shares of Common Stock that may be issued under the 2001 Stock Incentive Plan and the Company’s 1998 Stock Incentive Plan may not exceed, in the aggregate, 800,000 shares. No options or SARs have been granted under the 2001 Stock Incentive Plan.

     Fiscal Year-End Option Values

      No options were exercised by any of the Named Executive Officers during Fiscal 2002. The following table sets forth certain information with respect to the Named Executive Officers of the Company concerning the number of shares covered by both exercisable and unexercisable stock options held as of January 31, 2002. None of the Named Executive Officers held any stock appreciation rights at such time. No established trading market exists for the Common Stock. As of January 31, 2002, the Company calculated the book value of each share of Common Stock to be $2.28. This book value of $2.28 per share is utilized to calculate the value of unexercised in-the-money options in the table below. The value used is not intended to represent the price at which shares of the Common Stock would trade. Using a book value of $2.28 per share, there were no in-the-money options as of January 31, 2002.

Fiscal Year-End Option Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at FY-End(#)		at FY-End($)(1)

Name	Exercisable/Unexercisable		Exercisable/Unexercisable

Antonio Alvarez, II	1,199,151/0	(2)	$0/0 (2)
Jerry M. Comstock, Jr.	0/0	(3)	0/0
Larry C. Gaines	20,000/30,000	(4)	0/0
Barbara C. Brown	16,800/11,200	(5)	0/0
Mehdi Mahdavi	6,000/4,000	(5)	0/0

(1)	As noted above, book value was used to calculate the value of unexercised in-the-money options. If a higher stock value were used to calculate the value of unexercised options at fiscal year-end, the value of unexercised options would be higher, as (i) more options would be “in-the-money”, and (ii) each in-the-money option would have a higher value.

(2)	Wherehouse entered into the Option Agreement with A&M #3, an affiliate of A&M, of which Antonio C. Alvarez, II is a principal. Pursuant to the terms of the Option Agreement, on January 31, 1997, Wherehouse granted to A&M #3 three tranches of options to acquire, in the aggregate, 993,380 shares of Common Stock, subject to adjustment upon certain events. On April 30, 1998, the Option Agreement was amended to conform the agreement to the intent of the parties. Pursuant to the Option Agreement, as amended, and based upon distributions and cash settlements pursuant to the Reorganization Plan, on December 10, 1998, the number of options granted to A&M #3 was adjusted such that the total shares subject to such options was 1,199,151, comprised of: (i) options to acquire 399,717 shares at an exercise price of $8.80, (ii) options to acquire 399,717 shares at an exercise price of $10.66, and (iii) options to acquire 399,717 shares at an exercise price of $12.97.

(3)	Mr. Comstock joined Wherehouse as Chief Executive Officer in June 2002.

(4)	These ten year options vest, subject to acceleration in certain circumstances, in five equal annual installments beginning on March 9, 2000 and have an exercise price of $18.00 per share.

(5)	These ten year options vest, subject to acceleration in certain circumstances, in five equal annual installments beginning on April 7, 1998 and have an exercise price of $12.00 per share.

Description of Employment Contracts, Termination of Employment and Change in Control Arrangements

      As of October 15, 2001, Antonio C. Alvarez, II has served as Non-Executive Chairman of the Board pursuant to the Management Services Agreement, as amended. Under the Management Services Agreement, A&M currently does not receive compensation for the services of Antonio C. Alvarez, II. The Management Services Agreement, as amended, now provides that it will expire on October 14, 2002, subject to further extension or earlier termination under certain conditions.

Performance Graph

      The Company’s Common Stock is not listed on a securities exchange or traded in the over-the-counter market, nor is there an established trading market for such shares. From time to time, the Company learns of trades through beneficial ownership reports of its directors and large holders filed with the SEC. Occasionally, the Company receives information regarding trades from a broker. Based on such information, it was reported that shares have been traded for the following prices, in the following amounts, on the following dates:

Trade Date	# of Shares	Price

8/20/97	580,704	$10.37
8/20/97	25,000	$10.37
9/2/97	970,704	$10.37
9/2/97	385,542	$10.37
2/5/98	1,200	$12.00
3/5/98	20,000	$14.50
3/6/98	1,000	$12.00
3/6/98	658	$9.50
3/24/98	500	$14.25
4/3/98	20,000	$15.00
4/22/98	80,000	$14.88
5/5/98	15,000	$16.25
5/11/98	9,565	$16.13
5/26/98	20,000	$17.06
5/28/98	16,000	$14.88
6/12/98	10,000	$16.82
9/29/98	33,000	$14.00
9/29/98	38,000	$14.00
9/29/98	3,290	$14.00
9/29/98	62,000	$14.00
10/15/98	15,000	$11.75
12/21/98	19,583	$17.50
3/1/99	25,000	$13.50
2/17/00	250,000	$20.00
6/3/02	200,185	$4.00

      The foregoing list of trades is not necessarily exclusive, and the Company takes no responsibility for the accuracy of the information regarding such reported trades. These values are not intended to represent the price at which those shares would trade if a liquid, public market existed for the Common Stock. As of August 7, 2002, 11,413,324 shares of Common Stock were issued, and 11,388,324 shares were outstanding. All but 1,329,236 of those shares were issued pursuant to the Reorganization Plan. As of August 7, 2002, there were 830 holders of record of the Common Stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

      The Compensation Committee (for the purposes of this report only, the “Committee”), established in 1997, currently consists of Messrs. Davenport, Radecki, and Smith, none of whom are current or former officers or employees of the Company. The Compensation Committee is responsible for determining the compensation of executive officers of the Company. The following report addresses the Committee’s objectives and its actions and decisions with respect to compensation for the fiscal year ended January 31, 2002. Changes made or anticipated for the fiscal year ending January 31, 2003 are also discussed.

Compensation Philosophy

      The general philosophy of the Compensation Committee is to link the compensation of the Company’s executive officers to compensation levels paid at comparable companies and to measures of individual and Company performance that contribute to increased value for the Company’s stockholders. The focus of the Company’s compensation program for executives is on both annual and long-term incentives and consists of three key elements:

•	a base salary;

•	annual bonus compensation; and

•	equity-based awards, including stock options.

      The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance, as well as the attainment of strong financial performance. Additional equity awards relate a significant portion of long-term remuneration directly to stock performance.

      Base Salary. Salaries paid to executive officers (other than the Chief Executive Officer) are reviewed annually by the Chief Executive Officer based upon his assessment of the nature of the position and the contribution, experience, and Company tenure of the executive officer. Annual salary recommendations are then made to the Committee by the Chief Executive Officer. The Committee reviews and then approves, with any modifications it deems appropriate, or disapproves such recommendations.

      Compensation is paid to A&M for the services of personnel supplied by A&M as needed, other than the services of Mr. Antonio C. Alvarez, II, in accordance with the Management Services Agreement. No compensation is paid to A&M for the services of Mr. Antonio C. Alvarez, II.

      Annual Bonus Compensation. The Company’s corporate bonus plan provides for officer bonus opportunities relative to the achievement of certain targets related to earnings before interest, taxes, depreciation and amortization (“EBITDA”).

      Stock Options. In connection with the Management Services Agreement and consummation of the Reorganization Plan, Wherehouse entered into the Option Agreement (amended on April 30, 1998 to conform the agreement to the intention of the parties, and on June 27, 2000 and April 25, 2002 to extend the expiration date) with A&M #3, an affiliate of A&M, of which Antonio C. Alvarez, II is a principal. The Option Agreement provides for the grant to A&M #3 of options (the “A&M #3 Options”) representing in the aggregate the right to purchase 10% of (i) the shares of Common Stock issued under the Reorganization Plan, (ii) certain shares purchased by A&M #3, and (iii) the shares underlying these options. The A&M #3 Options vested monthly in equal installments through October 31, 1998, and all unexercised A&M #3

      (1) The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the Compensation Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

Options expire on January 31, 2005, subject to prior termination as set forth in the Management Services Agreement. The exact number of shares underlying these options and the exercise prices will depend on the final resolution of claims under the Reorganization Plan. The Option Agreement provides that such adjustments will be made periodically as deemed practicable. An interim adjustment was made on December 10, 1998 to reflect the resolution of claims as of September 30, 1998. After such adjustment, the A&M #3 Options consisted of (i) options to acquire 399,717 shares at an exercise price of $8.80, (ii) options to acquire 399,717 shares at an exercise price of $10.66, and (iii) options to acquire 399,717 shares at an exercise price of $12.97. The Company presently estimates that after all adjustments, the A&M #3 Options will consist of (i) options to acquire 407,667 shares at an exercise price of $8.63 per share, (ii) options to acquire 407,667 shares at an exercise price of $10.45 per share, and (iii) options to acquire 407,667 shares at an exercise price of $12.72 per share.

      On April 7, 1998 and on September 18 and 22, 1998, the Company’s Compensation Committee granted, and the entire Board of Directors approved grants of Nonqualified Stock Options under the Wherehouse 1998 Stock Incentive Plan for a total of 339,500 shares of Common Stock. Additional grants of Non-Qualified Stock Options totaling 197,000 and 254,500 were made during Fiscal 2001 and Fiscal 2000, respectively. On April 13, 2000, the Board of Directors authorized the granting of an additional 264,500 options. No grants of Non-Qualified Stock Options were made in Fiscal 2002. As of August 7, 2002, net of forfeitures, there were 347,000 options outstanding under the Wherehouse 1998 Stock Incentive Plan.

      On August 7, 2001 the Board approved the 2001 Stock Incentive Plan (as amended, the “2001 Stock Incentive Plan”). Similar to the 1998 Stock Incentive Plan, the 2001 Stock Incentive Plan authorizes the grant of incentive and non-qualified stock options and SARs to employees, officers and directors at the discretion of the Board of Directors. Generally speaking, an option or SAR granted under the 2001 Stock Incentive Plan will expire not more than 10 years after the date of grant. Under the provisions of the 2001 Stock Incentive Plan, the Compensation Committee of the Board of Directors determines the applicable vesting schedule for each Award, subject to any minimum vesting requirements. The maximum number shares of Common Stock that may be issued under the 2001 Stock Incentive Plan and the Company’s 1998 Stock Incentive Plan may not exceed, in the aggregate, 800,000 shares. No options or SARs have been granted under the 2001 Stock Incentive Plan.

Compensation of the Chief Executive Officer

      In Fiscal 2002, under the Management Services Agreement, A&M received $330,000 as compensation for the services of Antonio C. Alvarez, II as Chief Executive Officer. Pursuant to an amendment in the Management Services Agreement, effective October 15, 2001, Mr. Alvarez currently resigned as Chief Executive Officer and became the Non-Executive Chairman of the Board of the Company. A&M does not receive compensation for the services of Mr. Alvarez as Non-Executive Chairman of the Board.

      Jerry M. Comstock, Jr. joined Wherehouse as Chief Executive Officer in June 2002.

Section 162(m) Considerations

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility to the Company of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. No covered executive’s compensation for these purposes exceeded $1.0 million for the fiscal year ended January 31, 2002.

The Compensation Committee

Robert C. Davenport
Joseph J. Radecki, Jr.
Joseph B. Smith

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee consists of Messrs. Davenport, Radecki, and Smith. None of the members of the Compensation Committee is or has been an officer or employee of the Company. Mr. Radecki is currently Managing Director of CIBC Oppenheimer Corp., an investment bank. CIBC Oppenheimer Corp. acted as a financial advisor to the Company during 1998 with respect to the acquisition of Blockbuster Music by the Company, and, pursuant to an engagement letter dated September 22, 1998, received a fee of $600,000 from the Company, plus expenses, upon completion of the acquisition.

      Mr. Davenport is a Managing Director of Cerberus Capital Management, L.P. In 1998, the Company paid a one time fee of $900,000 to Cerberus Capital Management, L.P., an affiliate of Cerberus Partners, L.P., for a commitment to provide a bridge loan to finance the acquisition of Blockbuster Music in the event that permanent financing was not in place at the time of the acquisition of Blockbuster Music.

AUDIT COMMITTEE REPORT

      In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The Audit Committee of the Company’s Board of Directors is comprised of two independent directors, using the definition of independence in Sections 303.1(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards, as such sections may be modified or supplemented. The Audit Committee (“Committee”) meets four times a year. The members of the Committee are listed at the end of this report.

      Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (“auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Committee meets with the auditors four times a year.

      In this context the Committee has discussed with the Company’s auditors the overall scope and plans for the independent audit. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed with management and the auditors the Company’s audited financial statements, including the auditor’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the auditors the other matters required by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended by Statement on Auditing Standards No. 90 “Audit Committee Communications”.

      The Company’s auditors provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”, and the Committee discussed with the auditor’s their independence from the Company and its management.

      Based on the Committee’s discussion with management and the auditors and the Committee’s review of the representations of management and the report of the auditors to the Committee, the Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2002 which was filed with the Securities and Exchange Commission on May 1, 2002. The Committee also recommended to the Board that Deloitte & Touche LLP be appointed independent auditors for the Company for the fiscal year ending January 31, 2003.

The Audit Committee

Joseph J. Radecki, Jr.
Robert C. Davenport

INDEPENDENT ACCOUNTANTS

      During the fiscal year ended January 31, 2002, Deloitte & Touche LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for those services:

(a) Audit Fees. The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on form 10-Q for the 2002 fiscal year was approximately $307,890.

(b) Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte & Touche in the 2002 fiscal year relating to financial information systems design and implementation.

(c) All Other Fees. The aggregate fees for all other services rendered by Deloitte & Touche in the 2002 fiscal year was approximately $175,243 and can be subcategorized as follows:

(i) Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche for such matters as audits of employee benefit plan audits and consultation on accounting standards or transactions was approximately $38,700.

(ii) Other Fees. The aggregate fees for all other services such as consultation related to tax planning and compliance rendered by Deloitte & Touche in the 2002 fiscal year was approximately $136,543.

      The Audit Committee has determined that the provision of services covered in (c) above are compatible with maintaining the independence of Deloitte & Touche LLP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Pursuant to the Management Services Agreement and a Stock Subscription Agreement dated as of January 31, 1997 (the “Stock Subscription Agreement”), Wherehouse agreed to sell, and A&M #3 agreed to buy, at a purchase price of $6,340,000 ($1,000,000 in cash from A&M #3’s funds, plus a secured recourse promissory note in the principal amount of $335,000 and a secured non-recourse promissory note in the amount of $5,005,000 (collectively, the “Promissory Notes”)), 1,100,000 shares of Common Stock (the “A&M Shares”) (subject to adjustment upward or downward to represent 10% of the sum of (i) the shares of Common Stock ultimately issued under the Reorganization Plan plus (ii) the number of shares of Common Stock issued to A&M #3). The Management Services Agreement provides that the number of A&M Shares are to be adjusted periodically, as practicable, based on the shares issued under the Reorganization Plan. An interim adjustment was made on December 10, 1998 to reflect the issuance of shares under the Reorganization Plan based on the resolution of claims as of September 30, 1998. Based on this interim adjustment, the number of A&M Shares was reduced to 1,079,236. The Company estimates that approximately 4,700 additional A&M Shares will be issued in the future based on the adjustment formula. The Promissory Notes bear interest at 7% per annum during the first four years and 11% per annum during the fifth through seventh years, mature on January 31, 2004 and have no scheduled interest or principal amortization until their maturity date. The Promissory Notes are secured by a first-priority pledge of the A&M Shares pursuant to a Stock Pledge Agreement dated as of January 31, 1997.

      In addition, in connection with the Management Services Agreement and consummation of the Reorganization Plan, Wherehouse entered into the Option Agreement, amended on April 30, 1998 (to conform the agreement to the intention of the parties) with A&M #3, an affiliate of A&M, of which Antonio C. Alvarez, II is a principal. The Option Agreement provides for the grant to A&M #3 of options representing in the aggregate the right to purchase 10% of (i) the shares of Common Stock issued under the Reorganization Plan, (ii) the A&M #3 Shares, and (iii) the shares underlying these options. The A&M #3 Options vested monthly in equal installments through October 31, 1998, and all unexercised A&M #3 Options expire on January 31, 2003, subject to prior termination as set forth in the Management Services Agreement. The exact number of shares underlying these options and the exercise prices will depend on the final resolution of claims under the Reorganization Plan. The Option Agreement provides that such adjustments will be made periodically as deemed practicable. An interim adjustment was made on December 10, 1998 to reflect the resolution of claims as of September 30, 1998. After such adjustment, the A&M #3 Options consisted of (i) options to acquire 399,717 shares at an exercise price of $8.80, (ii) options to acquire 399,717 shares at an exercise price of $10.66, and (iii) options to acquire 399,717 shares at an exercise price of $12.97. The Company presently estimates that after all adjustments, the A&M #3 Options will consist of (i) options to acquire 407,667 shares at an exercise price of $8.63 per share, (ii) options to acquire 407,667 shares at an exercise price of $10.45 per share, and (iii) options to acquire 407,667 shares at an exercise price of $12.72 per share.

      Wherehouse also granted certain registration rights to A&M #3 with respect to the A&M Shares pursuant to a Registration Rights Agreement dated as of January 31, 1997 (the “A&M Registration Rights Agreement”). Under the A&M Registration Rights Agreement, A&M #3 has the right to make one demand registration and two piggyback registrations in respect of the A&M Shares and shares subject to the A&M #3 Options.

      Prior to January 31, 1997, the effective date of the Reorganization Plan, Antonio C. Alvarez, II served as a consultant to the senior lenders (the “Senior Lenders”) under Wherehouse Dissolution Company’s (“Old Wherehouse”) bank credit agreement pursuant to a letter agreement dated as of October 14, 1996 between A&M, Antonio C. Alvarez, II and the Senior Lenders (the “Interim Agreement”). Pursuant to the Interim Agreement, the Senior Lenders agreed to pay A&M a consulting fee of $50,000 per month plus the hourly fees of those A&M employees providing assistance to Antonio C. Alvarez, II in the performance of his consulting responsibilities. The Senior Lenders paid $389,452 to A&M pursuant to the Interim Agreement prior to January 31, 1997. Under the Management Services Agreement, Wherehouse agreed to reimburse, and has reimbursed, the Senior Lenders for the amounts paid by the Senior Lenders to A&M pursuant to the Interim Agreement.

      Jefferies & Company, Inc., of which Mr. Radecki was an Executive Vice President and Director of Financial Restructurings, served as the financial consultant to Old Wherehouse in the voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Case”), and, prior to Mr. Radecki leaving Jefferies & Company, Inc., it also served as financial advisor to Wherehouse Entertainment, Inc. (“New Wherehouse”). Mr. Radecki is currently Managing Director of CIBC World Markets, an investment bank formerly know as CIBC Oppenheimer Corp. CIBC Oppenheimer Corp. acted as a financial advisor to the Company during 1998 with respect to the acquisition of Blockbuster Music, and, pursuant to an engagement letter dated September 22, 1998, received a fee of $600,000, plus expenses, upon completion of the acquisition.

      In 1998, the Company paid a one-time fee of $0.9 million to Cerberus Capital Management, L.P. for a commitment to provide a bridge loan to finance the acquisition of Blockbuster Music in the event that permanent financing was not in place at the time of the acquisition. Cerberus Capital Management, L.P. is a limited partnership controlled by Mr. Stephen Feinberg, who is a beneficial owner of greater than 5% of Common Stock of Wherehouse. Mr. Davenport, a Managing Director of Cerberus Capital Management, L.P., is a director of Wherehouse.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

      Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company’s independent public accountants and auditors for the fiscal year ending January 31, 2003. This appointment is subject to stockholder approval.

      Upon appointment, Deloitte & Touche LLP will serve the Company and its subsidiaries through the fiscal year ending January 31, 2003. Deloitte & Touche’s services to the Company will include examination of the Company’s consolidated financial statements, consultation on various tax issues and other matters, and other services related to filings with the SEC.

      Deloitte & Touche LLP was first appointed to serve as the Company’s independent public accountants and auditors on September 22, 1998. The decision to select Deloitte & Touche was unanimously recommended by the Company’s Audit Committee and unanimously approved by the Company’s Board of Directors.

      A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as he or she may desire.

      The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants and auditors for the fiscal year ending January 31, 2002.

MISCELLANEOUS

Security Ownership of 5% Holders, Directors and Executive Officers

      The Common Stock is the only outstanding class of voting securities of the Company. The following table sets forth, as of August 7, 2002, the number and percentage of shares of Common Stock beneficially owned by (i) each person known to Wherehouse to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of Wherehouse, (iii) each Named Executive Officer, and (iv) all directors and executive officers of Wherehouse as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by him or her, subject to community property laws where applicable. The percentage of ownership in the following table does not include the additional estimated 23,850 shares that may be issued to A&M #3 pursuant to the Stock Subscription Agreement.

			Percentage of
	Number of Shares		all
	Beneficially Owned		Common Stock
Name	(1)(2)		Outstanding(3)

Stephen Feinberg	7,407,880	(4)	56.9%
450 Park Avenue, 28th Floor New York, New York 10022
Antonio C. Alvarez, II		(5)
c/o Wherehouse Entertainment, Inc. 19701 Hamilton Avenue Torrance, California 90502-1334
AND
Bryan Marsal		(6)
c/o Alvarez & Marsal, Inc. 599 Lexington Avenue, Suite #2700 New York, New York 10022-4802
A&M Investment Associates #3, LLC	2,278,387	(7)	17.5%
c/o Alvarez & Marsal, Inc. 599 Lexington Avenue, Suite #2700 New York, New York 10022-4802
A&M Investment Associates #4, LLC	385,542	(8)	2.9%
A&M Investment Associates #8, LLC	16,000	(9)	*

Total for Antonio C. Alvarez, II and Bryan Marsal	2,679,929	(5)(6)	21.0%
Robert C. Davenport	0	(10)	0
Joseph B. Smith	0		0
Joseph J. Radecki, Jr.	0		0
Jerry M. Comstock, Jr.	0	(11)	0
Larry Gaines	30,000	(12)	*
Lewis S. Garrett	0	(13)	0
Barbara C. Brown	22,400	(14)	*
Mehdi Mahdavi	8,000	(15)	*
All Directors and Executive Officers, as a group (9 persons)	2,740,329		21.1%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes sole or shared voting or investment power with respect to securities. Except as otherwise noted below and subject to community property laws where applicable, each person named reportedly has sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by such person. On August 7, 2002, there were 11,388,324 shares of Common Stock outstanding.

(2)	The number of shares listed as beneficially owned by each named person (and the directors and executive officers as a group) includes shares of Common Stock underlying options, warrants and rights (including conversion rights) exercisable as of or within 60 days after August 7, 2002, as follows:

A&M Investment Associates #3, LLC	1,199,151
Antonio C. Alvarez, II, Bryan Marsal
Stephen Feinberg	70,311
Larry C. Gaines	30,000
Barbara C. Brown	22,400
Mehdi Mahdavi	8,000

All Directors and Executive Officers as a Group (9 persons)	1,329,862

(3)	The percent of Common Stock outstanding is based upon (i) the 11,388,324 shares of Common Stock outstanding at August 7, 2002, plus (ii) the 200,000 remaining warrants issued under the Reorganization Plan, plus (iii) the 1,199,151 shares underlying the A&M Options, plus (iv) all employee stock options that are exercisable within 60 days of August 7, 2002. In connection with the Reorganization Plan, holders of Old Wherehouse’s Senior Subordinated Notes received three tranches of warrants to purchase shares of Common Stock (the “Warrants”). The Tranche A Warrants matured on January 31, 2002 with 386,903 warrants being exercised resulting in 145,448 shares of common stock being issued on January 17, 2002 and 241,455 shares being issued on February 15, 2002. The Tranche B Warrants represent the right to purchase 100,000 shares of Common Stock at an exercise price of $9.00 per share and have a seven year maturity. The Tranche C Warrants represent the right to purchase 100,000 shares of Common Stock at an exercise price of $11.00 per share and have a seven year maturity. Each Warrant is exercisable for one share of the Common Stock.

(4)	This information was obtained from a Form 4 filed with the Commission regarding Mr. Feinberg’s beneficial ownership as of July 8, 2002. Ownership is described as follows: Cerberus Partners, L.P., a Delaware limited partnership, owns 1,779,741 shares of Common Stock and 11,161 Warrants and Cerberus International, Ltd., a corporation organized under the laws of the Bahamas, owns 2,271,613 shares of Common Stock and 29,606 Warrants, all over which Mr. Feinberg possesses sole voting and dispositive power. Various other private investment funds for which Mr. Feinberg possesses dispositive authority over the securities of the Company own in the aggregate 3,286,215 shares of the Common Stock and 29,544 Warrants.

(5)	As disclosed on a Schedule 13D — Amendment No. 2 filed with the Commission on April 13, 1999, and on a Form 5 filed with the Commission on March 17, 1999, Antonio C. Alvarez, II is a managing member of A&M #3, A&M #4 (as defined below), and A&M #8 (as defined below), and therefore may be deemed to be the beneficial owner of Common Stock held by any one or more of these entities. Mr. Alvarez disclaims beneficial ownership of the shares held by A&M #3, A&M #4, and A&M #8, except to the extent of his pecuniary interest therein.

(6)	As disclosed on a Schedule 13D — Amendment No. 2 filed with the Commission on April 13, 1999, and on a Form 5 filed with the Commission on March 17, 1999, Bryan Marsal is a managing member of A&M #3, A&M #4 (as defined below), and A&M #8 (as defined below), and therefore may be deemed to be the beneficial owner of Common Stock held by any one or more of these entities. Mr. Marsal disclaims beneficial ownership of the shares held by A&M #3, A&M #4, and A&M #8, except to the extent of his pecuniary interest therein.

(7)	A&M #3 is a Delaware limited liability company. The share total includes A&M #3 Options to purchase 1,199,151 shares of Common Stock, exercisable within 60 days of August 7, 2002. The A&M #3 Options are subject to adjustment. Pursuant to the adjustment provisions of the Option Agreement, on December 10, 1998, an interim adjustment was made as is described in “Certain Relationships and Related Transactions” above.

(8)	A&M Investment Associates #4, LLC is a Delaware limited liability Company (“A&M #4”).

(9)	A&M Investment Associates #8, LLC is a Delaware limited liability Company (“A&M #8”).

(10)	Mr. Davenport is a managing director of Cerberus Capital Management, L.P., an affiliate of Cerberus Partners, L.P,. and may be deemed to be the beneficial owner of all of the shares of Common Stock held by Cerberus Partners, L.P. Mr. Davenport disclaims any beneficial ownership in the shares of Common Stock held by Cerberus Partners, L.P.

(11)	Mr. Comstock joined Wherehouse as Chief Executive Officer in June 2002.

(12)	Mr. Gaines has a right to acquire 30,000 shares of Common Stock pursuant to stock options exercisable as of or within 60 days after August 7, 2002 that were issued pursuant to the Wherehouse Entertainment, Inc. 1998 Stock Incentive Plan.

(13)	Mr. Garret joined Wherehouse as Executive Vice President and General Merchandise Manager in July 2002.

(14)	Ms. Brown has a right to acquire 22,400 shares of Common Stock pursuant to stock options exercisable as of or within 60 days after August 7, 2002 that were issued pursuant to the Wherehouse Entertainment, Inc. 1998 Stock Incentive Plan.

(15)	Mr. Mahdavi has a right to acquire 8,000 shares of Common Stock pursuant to stock options exercisable as of or within 60 days after August 7, 2002 that were issued pursuant to the Wherehouse Entertainment, Inc. 1998 Stock Incentive Plan.

Other Matters

      If any other matters properly come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the securities laws of the United States, the Company’s directors, its executive officers, and persons holding more than 10% of Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. To the Company’s knowledge, during the fiscal year ended January 31, 2002, all such required reports were filed with the Securities and Exchange Commission.

Cost of Soliciting Proxies

      The expenses of preparing and mailing the Notice of Annual Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. The Company has not retained, and does not intend to retain, any other entities to assist in the solicitation of proxies. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company’s Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in so doing.

Form 10-K and Annual Report to Stockholders

      Enclosed with this Proxy Statement is the Annual Report of the Company for the fiscal year ended January 31, 2002. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of Common Stock of the Company on the Record Date for the 2002 Annual Meeting desires additional copies of the Company’s Annual Report, they will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder of the Company and should be directed to:

Wherehouse Entertainment, Inc.

19701 Hamilton Avenue
Torrance, California 90502-1334
Attention: Treasurer

      Telephone requests may be directed to the Treasurer at (310) 965-8378.

Proposals of Stockholders

      The 2003 Annual Meeting of stockholders is expected to be held in September, 2003. To be considered for inclusion in the Company’s Proxy Statement for the 2003 Annual Meeting, proposals of stockholders intended to be presented at the Annual Meeting must be received by the Company’s Treasurer at Wherehouse Entertainment, Inc., 19701 Hamilton Avenue, Torrance, California 90502-1334, Attention: Treasurer not later than April 30, 2003.

      Any stockholder proposal submitted for consideration at next year’s annual meeting but not submitted for inclusion in the proxy statement that is received by the Company after July 12, 2003, will not be considered filed on a timely basis with the Company under Rule 14a-(c)(1). For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (2) the proponent does not issue a proxy statement.

WHEREHOUSE ENTERTAINMENT, INC.
19701 Hamilton Avenue
Torrance, California 90502-1334

SUPPLEMENT DATED AUGUST 26, 2002 TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 19, 2002

     The following information supplements information in the accompanying Proxy Statement (the “Proxy Statement”), dated August 26, 2002, furnished by and on behalf of the board of directors of Wherehouse Entertainment, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, September 19, 2002 at the Company’s corporate office located at 19701 Hamilton Avenue, Torrance, California at 9:30 a.m. (local time).

     The information contained in this Supplement should be read in conjunction with the Proxy Statement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Proxy Statement.

Resignation of Mr. Alvarez as Non-Executive Chairman

     On July 30, 2002 Antonio C. Alvarez, II, pursuant to the Management Services Agreement between Mr. Alvarez and the Company, provided the Company with advance notice that he will resign as Non-Executive Chairman of the Company’s Board of Directors effective October 14, 2002, such resignation to coincide with the expiration of the Management Services Agreement. Mr. Alvarez’s resignation as Non-Executive Chairman of the Board is not due to any disagreement with the Company on any matter. Pursuant to the Company’s by-laws, the Board of Directors has the authority to elect a new Chairman of the Board. Mr. Alvarez’s resignation as Non-Executive Chairman of the Board does not relate to his position as a director of the Company

Information Regarding Joseph J. Radecki, Jr.

     Mr. Radecki also serves as a director of Southwest Royalties, Inc.

FOR FURTHER INFORMATION CONCERNING MR. ALVAREZ, MR. RADECKI AND THE OTHER NOMINEES FOR ELECTION AS DIRECTOR, THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS FOR THE FISCAL YEAR ENDED JANUARY 31, 2003, THE VOTING AND REVOCATION OF PROXIES AND A NUMBER OF OTHER MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT.

By Order of the Board of Directors, [SIGNATURE] Charles M. Fuertsch Vice President, Treasurer, General Counsel and Assistant Secretary

Torrance, California
August 26, 2002

PROXY

WHEREHOUSE ENTERTAINMENT, INC.
PROXY FOR COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I hereby appoint Antonio C. Alvarez, II and Robert C. Davenport, and each of them or either of them, with full power to act without the other and with full power of substitution, my true and lawful attorneys and proxies, to vote all of the shares of common stock of Wherehouse Entertainment, Inc. (the “Company”) which the undersigned may be entitled to vote and to act for me in my name, place and stead at the Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices located at 19701 Hamilton Ave., Torrance, California, on Thursday, September 19, 2002 at 9:30 a.m. (local time), for the purpose of considering and voting upon the matters on the other side of this card.

(Please sign and date the reverse side.)

— FOLD AND DETACH HERE —

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.	Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS.

FOR all nominees listed below (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the
list below:

01 Antonio C. Alvarez, II 02 Joseph J. Radecki, Jr. 03 Robert C. Davenport	04 Joseph B. Smith 05 Jerry M. Comstock, Jr.

2. RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Note: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign.
Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, sign in full corporate name by the authorized
officer.

Dated: , 2002

Signature (if jointly held)

Signature

— FOLD AND DETACH HERE —